Exhibit 10.1

ENBRIDGE INC.
2019 LONG TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE
Pursuant to the Enbridge Inc. 2019 Long Term Incentive Plan (the “Plan”), Enbridge Inc. (the “Company”) has granted to the participant listed below (“Participant”) the stock option (the “Option”) described in this Stock Option Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Plan and the Stock Option Award Agreement, attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice shall have the meanings given to them in the Agreement, and if not defined in the Agreement, the meanings given to them in the Plan.

Participant:
Grant Date:
Grant Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting and Exercise Schedule:	See Sections 2.1(a) and 2.4

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement effective as of the Grant Date. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entireties, and acknowledges that the Company hereby advises Participant to obtain the advice of counsel prior to executing this Grant Notice. Participant fully understands and accepts all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. Participant agrees that the Grant Notice, the Agreement and the Plan constitute the entire agreement with respect to the Option.
Enbridge Inc.:                        Participant:

By:
Name:                            Name:
Title:

Exhibit A
STOCK OPTION AWARD AGREEMENT
ARTICLE I.
GENERAL
1.1    Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company has granted to Participant, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), an award of Options as set forth in the Grant Notice.
1.2     Nature of Award. The Options granted to Participant pursuant to the Grant Notice and this Agreement are prospective in nature such that the Award is not in respect of service rendered in a year prior to the year that includes the Grant Date.
1.3     Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan. The Plan is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.4     Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE II.
VESTING AND EXERCISABILITY

2.1    Vesting and Exercisability.
a.General. Subject to the limitations contained herein and Section 2.1(b), the Option will vest and become exercisable according to the following Vesting Schedule (the “Vesting Schedule”): the total number of Shares subject to the Option shall vest in [twenty-five percent (25%)] increments (rounded down to the next whole number of Shares) on each of the [first, second, third and fourth] anniversaries of the Grant Date.
b.Accelerated Vesting.
(i)    CIC Termination. In the event that Participant has a Termination of Service within two years following a Change in Control, due to (1) involuntary Termination of Service by the Company or a Subsidiary without Cause or (2) Termination of Service by Participant for Good Reason (in each case, a “CIC Termination”), then the unvested portion of the Option will become immediately 100% vested upon the date of such Termination of Service.
(ii)    Death. In the event that Participant has a Termination of Service due to the Participant’s death, then the unvested portion of the Option will become immediately 100% vested upon the date of the Participant’s death.
(iii)    Disability. In the event that Participant has a Termination of Service due to the Participant’s Disability, then the Option shall continue to vest in accordance with its terms, as specified herein and in the Plan, and subject to the earlier expiration of the Option in accordance with Sections 2.3 and 2.4(b), as if Participant did not have a Termination of Service.
(iv)    Retirement. In the event that Participant has a Termination of Service due to the Participant’s Retirement, then the Option shall continue to vest in accordance with its terms, as specified herein and in the Plan, and subject to the earlier expiration of the Option in accordance with Sections 2.3 and 2.4(b), as if the Participant did not have a Termination of Service. Notwithstanding the foregoing, if the Participant is eligible for Retirement at a time when the Participant incurs an involuntary Termination of Service by the Company or a Subsidiary without Cause, then Section 2.1(b)(v) shall apply and govern the vesting and exercise of the Option.
(v)    Involuntary Termination Without Cause. In the event that Participant has a Termination of Service due to the Participant’s involuntary Termination of Service by the Company or a Subsidiary without Cause (other than a CIC Termination), then the Option shall continue to vest in accordance with its terms, as specified herein and in the Plan, and subject to the earlier expiration of the Option in accordance with Sections 2.3 and 2.4(b), as if the Participant did not have a Termination of Service. For purposes of this Section 2.3(b), if a Participant’s employment terminates due to the constructive dismissal of the Participant or if a Participant ceases to be employed by a Subsidiary of the Company because such Participant’s employer ceases to be a Subsidiary of the Company, then such termination or cessation of employment shall be treated as an Termination of Service due to the Participant’s involuntary Termination without Cause.
2.2    Company’s Obligation. Unless and until the Option vests and is exercised, Participant will have no right to receive Shares under the Option. Prior to actual distribution of Shares pursuant to any vested and exercised Option, such Option will represent an unsecured obligation of the Company.
2.3      Duration of Exercisability. Any portion of the Option that vests and becomes exercisable will remain vested and exercisable until the Option expires in accordance with Section 2.4.
2.4      Expiration of Option.
(a)     Except as otherwise provided in Section 2.1(b), the unvested portion of the Option will terminate and expire automatically without further notice immediately upon the Participant’s Termination of Service.
(b)     The Option (to the extent not earlier terminated and expired as provided in Section 2.4(a)) will terminate and expire automatically and without further notice on the earliest of the dates set forth below:
(i)    The Final Expiration Date set forth in the Grant Notice;
(ii)    The expiration of thirty (30) days from the date of Participant’s Termination of Service (or any longer period that the Administrator may otherwise approve); provided that this Section 2.4(b)(ii) shall not apply if the vesting set forth in Section 2.1(b)(i)-(v) applies;

(iii)    One (1) year following the Participant’s Termination of Service due to the Participant’s death;
(iv)    Five (5) years following the Participant’s Termination of Service due to the Participant’s Retirement;
(v)    The expiration of thirty (30) days from the Participant’s Termination of Service plus any applicable Notice Period for an involuntary Termination of Service by the Company or a Subsidiary without Cause (other than a CIC Termination); and
(vi)    Immediately upon the date of Participant’s Termination of Service for Cause.
IT IS PARTICIPANT’S RESPONSIBILITY TO BE AWARE OF THE DATE ON WHICH THE OPTION EXPIRES.

ARTICLE III.
EXERCISE OF OPTION

3.1     Persons Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any vested and exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s designated beneficiary as provided in the Plan; provided that, if no beneficiary has been designated by Participant, then the vested and exercisable portion of the Option may be exercised by the personal representative of Participant’s estate, or by the persons to whom the Option is transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution, after receipt and acceptance of proper instructions from the estate by the Administrator.
3.2     Partial Exercise. Any exercisable portion of the Option, or the entire Option if then wholly exercisable, may be exercised, in whole or in part, at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option by the number of Shares as to which the Option is exercised.
3.3     Procedure for Exercise. Participant may exercise the Option by giving written or electronic notice to the Company, in form and substance satisfactory to the Company (the “Exercise Notice”), which will state the election to exercise the Option, specify the number of Shares for which Participant is exercising the Option and provide such other representations and agreements as the Company may require pursuant to the provisions of the Plan. The Exercise Notice must be accompanied by an amount equal to the Grant Price multiplied by the number of Shares specified in the Exercise Notice. Such payment may be made (a) by certified check, bank draft or money order payable to the order of the Company or (b) by surrendering Shares then issuable upon the Option’s exercise (with the Fair Market Value of such Shares determined as of the exercise date in the sole discretion of the Administrator, in each case, subject to and in accordance with the Company’s policies in effect from time to time concerning Options and other awards granted under the Plan).

3.4     Tax Withholding.
(a)    No Shares shall be delivered to Participant or any other person until Participant or such other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise of the Option, the Company shall withhold or collect from Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of Shares covered by the Option sufficient to satisfy the withholding obligations. The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.
(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option, or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
(c)    Participant acknowledges that the Company has advised Participant to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.
3.5     Issuance of Shares; Rights as Shareholder. The Company shall issue (or cause to be issued) the respective Shares promptly after the Option is exercised and full payment is received. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and Participant becomes the record owner of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date Participant becomes the record owner of the Shares. Participant agrees to execute any documents requested by the Company in connection with the issuance of any Shares.
ARTICLE IV.
OTHER PROVISIONS

4.1     Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2      Limited Transferability. Except as may be permitted under the Plan in certain circumstances, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

4.3      Regulatory Restrictions on Shares. Notwithstanding the other provisions of this Agreement, if at any time the Administrator determines, in its sole discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant, such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company shall be under no obligation to Participant to (a) register for offering or resale, (b) qualify for exemption under federal securities law, (c) register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or (d) continue in effect any such registrations or qualifications if made. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or appropriate to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority has not been obtained.
4.4     Conformity to Applicable Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed to be amended to the minimum extent necessary to conform to Applicable Laws. Any determination in this regard that is made by the Administrator will be final, binding, and conclusive on all interested persons. The obligations of the Company and the rights of Participant are subject to compliance with all Applicable Laws.
Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.5      Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6      Notices.
(a)    General. Any document relating to participation in the Plan, or any notice required or permitted hereunder, shall be given in writing and shall be deemed effectively given upon personal delivery, electronic delivery at the electronic mail address, if any, provided for Participant by the Company, or, upon deposit in the U.S. Post Office or Canada Post, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the Company (c/o Secretary of the Company) at the Company’s principal office, and to Participant at the address appearing on the employment records of the Company, or at such other address as such party may designate in writing from time to time to the other party.

(b)    Description of Electronic Delivery. The Plan documents, which may include, but do not necessarily include, the Plan, the Grant Notice, this Agreement, and any prospectus or other report of the Company provided generally to the Company’s shareholders, may be delivered to Participant electronically. In addition, if permitted by the Company, Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail, or such other means of electronic delivery as may be specified by the Company.
(c)    Consent to Electronic Delivery. Participant hereby acknowledges that Participant has read and understands this Section 4.6, and hereby consents to the electronic delivery of any Plan documents as described in Section 4.6(b). Participant may receive from the Company a paper copy of any documents delivered electronically at no cost to Participant by providing written notice of such request to the Company. Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Participant understands and hereby agrees that Participant must provide the Company or any designated third-party administrator with a paper copy of any document if the attempted electronic delivery of such documents fails. Participant may change the electronic mail address to which such documents are to be delivered at any time by notifying the Company in writing of such revised electronic mail address.
4.7     Administrator Authority; Decisions Conclusive and Binding. Participant hereby acknowledges (a) that a copy of the Plan has been made available for Participant’s review by the Company, (b) represents that Participant is familiar with the terms and provisions thereof, and (c) accepts the Option subject to all the terms and provisions thereof. The Administrator will have the power to (i) interpret this Agreement, the Grant Notice and the Plan, (ii) adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and (iii) interpret or revoke any such rules. Participant hereby agrees to accept as binding, conclusive, and final all decisions of the Administrator upon any questions arising under the Plan, this Agreement or the Grant Notice. No employee of the Company who is acting with the requisite authority on behalf of the Administrator will be personally liable for any action, determination or interpretation that is made in good faith with respect to the Plan, this Agreement or the Grant Notice.
4.8     Share Ownership Guidelines. If on exercise of any Options the number of Shares held by the Participant is less than the number of Shares to be held by the Participant pursuant to any share ownership guidelines of the Corporation in effect from time to time and applicable to such Participant, then the Participant shall be required to retain Shares acquired on exercise of Options (net of Shares that are required to be sold by the Participant to meet any tax liabilities arising on exercise of the Options) to meet the requirements of such share ownership guidelines.
4.9     Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Grant Notice. Each party to this Agreement and the Grant Notice acknowledges that (a) no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Grant Notice or the Plan, and (b) any agreement, statement, or promise that is not contained in this Agreement, the Grant Notice or the Plan shall not be valid or binding or of any force or effect.
4.10     Severability. Notwithstanding any contrary provision of the Grant Notice or this Agreement to the contrary, if any one or more of the provisions (or any part thereof) of the Grant Notice or this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Grant Notice or this Agreement, as applicable, shall not in any way be affected or impaired thereby.
4.11     Survival of Certain Provisions. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination or expiration of this Agreement or the Participant’s Termination of Service.
4.12     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets.
4.13     Compensation Recoupment. The Option (and all Shares issuable thereunder) are subject to the Company’s ability to recover incentive-based compensation from Participant, as is or may be required by (a) the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations or rules promulgated thereunder, (b) any other clawback provision required by Applicable Laws or the listing standards of any applicable stock exchange or national market system, (c) any clawback policies adopted by the Company to implement any such requirements, or (d) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Administrator in its discretion to be applicable to Participant.
4.14     Construction. Headings in this Agreement are included for convenience and shall not be considered in the interpretation of this Agreement. Reference to any statute, rule, or regulation includes any amendment thereto or any replacement thereof, as well as the authoritative guidance issued thereunder by the appropriate governmental entity. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. A reference to any party to this Agreement shall include such party’s successors and permitted assigns. This Agreement shall be construed according to its fair meaning and shall not be strictly construed against the Company.
4.15     Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.
4.16     Modification. Any modification of this Agreement shall be binding only if evidenced in writing and signed by the Administrator, or its delegate. The Participant’s consent to such modification shall be required unless (i) the action does not materially and adversely affect the Participant’s rights under the Agreement and Grant Notice, or (ii) the change is permitted under Article X or pursuant to Section 12.5 of the Plan.

[End.]